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                                                                    Exhibit 23.5


                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 17, 1999, with respect to the consolidated financial statements for the year ended December 31, 1998 of THINK New Ideas, Inc. included in AnswerThink Consulting Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


New York, New York
June 14, 2000